UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

Palmer Square Capital BDC Inc.

(Exact name of Registrant as specified in Charter)

Maryland	84-3665200
(State of incorporation or organization)	(IRS Employer Identification No.)

1900 Shawnee Mission Parkway, Suite 315 Mission Woods, KS	66205
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of common stock, $0.001 par value per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-274967

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The shares (the “Shares”) to be registered hereunder are shares of common stock, par value $0.001 per share, of Palmer Square Capital BDC Inc. (the “Registrant”). A description of the Shares is contained under the heading “Description of Capital Stock” in the prospectus included in the Registrant’s registration statement on Form N-2, which registration statement was originally filed under the Securities Act of 1933, as amended, on October 13, 2023 and as subsequently amended (Registration No. 333-274967), and such description is incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PALMER SQUARE CAPITAL BDC INC.

By:	/s/ Jeffrey D. Fox
Name:	Jeffrey D. Fox
Title:	Chief Financial Officer

Date: January 17, 2024